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Exhibit 10.54

AMENDMENT NO. 1
TO THE EMPLOYMENT AGREEMENT

        This Amendment No. 1 to the Employment Agreement (the "Amendment") is made as of November 19, 2003, by and between SIRVA, Inc., a Delaware corporation (the "Company") and Brian P. Kelley ("Executive").

        WHEREAS, the Company and Executive are parties to a letter agreement, dated as of July 8, 2002 (the "Employment Agreement"), pursuant to which Executive has served as President and Chief Executive Officer of the Company;

        WHEREAS, the Employment Agreement provides that Executive's entitlement to certain payments upon a change of control of the Company is conditioned upon complying with the shareholder approval requirement of the golden parachute excise tax rules of the Internal Revenue Code of 1986, as amended;

        WHEREAS, the Company is contemplating an initial public offering of shares of the Company's common stock (the "IPO") and has filed a registration statement on Form S-1 (No. 333-108185) with the Securities and Exchange Commission to effect such offering;

        WHEREAS, the shareholder approval requirement of the golden parachute excise tax rules cannot be satisfied following the consummation of the IPO; and

        WHEREAS, the Company and Executive desire to amend the Employment Agreement to remove the shareholder approval requirement following the consummation of the IPO.

        NOW, THEREFORE, in consideration of the mutual covenants contained therein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENT

        1.1    Elimination of Shareholder Approval Requirement.    Effective upon the closing of the IPO, the third paragraph of the section of the Employment Agreement entitled "Change of Control" is hereby deleted in its entirety.

ARTICLE II
ADDITIONAL PROVISIONS

        2.1    Entire Agreement.    This Amendment, together with the Employment Agreement, constitutes the entire agreement between the parties hereto with respect thereto. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect. Capitalized terms used herein but not otherwise defined shall have the same meaning as set forth in the Employment Agreement.

        2.2    Termination.    This Amendment shall be of no force and effect and shall automatically expire if the initial public offering of shares of the Company's common stock is not consummated.

        2.3    Counterparts.    This Amendment may be executed in one or more counterparts that, together, shall constitute one and the same Amendment.

—Signature page follows—

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Employment Agreement as of the first date written above.

SIRVA, INC.
By:	/s/ RALPH A. FORD Name: Ralph A. Ford Title: Senior Vice President, General Counsel and Secretary

/s/ BRIAN P. KELLEY Brian P. Kelley

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  Exhibit 10.54
AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT
ARTICLE I AMENDMENT
ARTICLE II ADDITIONAL PROVISIONS